July 16, 2002


European American Resources, Inc.
91 South Main Street
P.O. 1066, Eureka, NV 89316

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to European American Resources, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of 820,000 shares of the Company's common stock, par value $.001 per share (the "shares") to be issued pursuant to the consulting agreement between the Company and William O'Callaghan under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 8, 2002 (as amended form time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance, and sale of the shares, and for the purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. We have examined executed copies of the Registration Statement and all exhibits thereto.

     Furthermore, in rendering our opinion, we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are accurate and complete, and that all documents submitted to us are true, correct and complete copies of the originals thereof.


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European American Resources, Inc.
July 16, 2002

Page 2



     Based upon the foregoing, we are of the opinion that the Common Stock to be issued and sold by the Company as described in the Registration Statement have been duly authorized for issuance and sale and when issued by the Company against payment of the consideration therefor pursuant to the terms of the Consulting Agreement with William O'Callaghan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                     Very truly yours,

                                                     Kogan & Associates, L.L.C.


                                                  By: /s/ Simon S. Kogan
                                                     ---------------------------
                                                          Simon S. Kogan